SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 21, 2007 (February 20, 2007)
Central Parking Corporation
(Exact name of Registrant as specified in its charter)

Tennessee	001-13950	62-1052916

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2401 21st Avenue South, Suite 200 Nashville, TN 37212
(Address of principal executive offices)
(615) 297-4255
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address,
if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 5.2 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
Exhibit Index
Ex-2.1 Agreement and Plan of Merger
Ex-10.1 Monroe J. Carell, Jr. Agreement
Ex-10.2 Form of Voting Agreement
Ex-99.1 February 21, 2007 Press Release

Item 1.01 Entry Into a Material Definitive Agreement.
On February 20, 2007, Central Parking Corporation, a Tennessee corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with KCPC Holdings, Inc., a Delaware corporation (“Parent”) and KCPC Acquisition, Inc., a Tennessee corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). Parent is owned by a consortium of private investment funds affiliated with Kohlberg & Co., L.L.C., Lubert-Adler Management, Inc. and Chrysalis Capital Partners, Inc. (the “Equity Sponsors”).
The Board of Directors of the Company approved the Merger Agreement upon the unanimous recommendation of a Special Committee of the Board of Directors comprised entirely of independent directors.
At the effective time of the Merger, each outstanding share of common stock of the Company (the “Common Stock”), other than any shares owned by the Company, Parent, Merger Sub, or Rollover Shares (as defined below) will be cancelled and converted into the right to receive $22.53 in cash, without interest (the “Common Stock Merger Consideration”). In addition, at the effective time of the Merger, each outstanding share of the Trust Issued Preferred Securities issued by Central Parking Finance Trust, a statutory business trust and wholly-owned subsidiary of the Company (“TIPS”) shall remain outstanding and shall thereafter be convertible at the election of the holder of the TIPS into an amount equal to the product of the Common Stock Merger Consideration times the number of Company Common Stock into which the TIPS could have been converted at the Effective Time.
The Merger Agreement subjects the Company to a “no-shop” restriction on its ability to solicit third party proposals, provide information and engage in discussions with third parties. The no-shop provision is subject to a “fiduciary-out” provision that allows the Company to provide information and participate in discussions with respect to unsolicited third party written proposals submitted, that the Board of Directors (1) believes in good faith to be bona fide, (2) determines in good faith, after consultation with advisors, could reasonably be expected to result in a “superior proposal,” as defined in the Merger Agreement, and (3) determines it is required to pursue (by furnishing information or engaging in discussions) in order to comply with its fiduciary duties.
The Company may terminate the Merger Agreement under certain circumstances, including if its Board of Directors determines in good faith that it has received a superior proposal, and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, the Company must pay a fee of $22.4 million (“Company Termination Fee”) to Parent. If the Company terminates the Merger Agreement because Parent fails to obtain sufficient financing, then Parent must pay a fee of $30 million (“Parent Termination Fee”) to the Company, payment of which fee is guaranteed by the Equity Sponsors.

Monroe Carell, his family and certain related trusts, representing approximately 47% of the outstanding Common Stock have entered into voting agreements pursuant to which they, among other things, agree to vote their shares of Common Stock of the Company in favor of the approval of the Merger Agreement and the approval of the transactions contemplated thereby, provided, however, such voting agreement shall terminate upon the termination or material amendment of the Merger Agreement. A copy of the Form of Voting Agreement is attached hereto as Exhibit 10.2.
Certain employees of the Company may be given the opportunity to exchange a portion of their Company equity into equity of the Parent or an affiliate thereof (collectively, the “Rollover Shares”), at the election of the Sponsors pursuant to an agreement between such employee and Parent to be entered into between the execution of the Merger Agreement and closing of the Merger. As of the date of this Report, no such agreements have been entered into.
Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses. Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including approval of the Merger by the Company’s shareholders, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions. The parties expect to close the transaction during the second calendar quarter of 2007.
The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 and incorporated herein by reference.
The Company engaged The Blackstone Group L.P. (“Blackstone”) to serve as financial advisor to the Company. On February 20, 2007, Blackstone delivered an opinion to the Special Committee of the Board of Directors of the Company that as of the date of the opinion, the merger consideration to be received by holders of the Company’s common stock is fair to such holders from a financial point of view.
The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Important Additional Information will be Filed with the SEC:
In connection with the proposed Merger, the Company will prepare a proxy statement for the shareholders of the Company to be filed with the SEC. Before making any voting decision, the company’s shareholders are urged to read the proxy statement regarding the merger carefully in its entirety when it becomes available because it will contain important information about the proposed transaction. The Company’s shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Central Parking Corporation, 2401 21st Avenue South, Nashville, Tennessee 37212, telephone: (615) 297-4255, or from the Company’s website, www.parking.com.
The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s Annual Report on Form 10-K, as amended, for the year ended September 30, 2006, which was filed with the SEC on December 14, 2006 and amended on January 29, 2007. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding Merger, which will be filed with the SEC.

Item 5.2	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Transaction Bonuses.
On February 20, 2007, the compensation committee approved transaction bonuses to certain officers and key employees of the Company. The transaction bonuses provide that the officers and key employees will be paid a bonus of up to 100% of their twelve (12) months base salary and are payable one half at the time of the execution of the Merger Agreement and one half at the closing of the Merger, provided such officer or key employee remains with the Company at the time of the Merger. The officers receiving these transaction bonuses include, among others, the Company’s named executive officers, CEO and CFO each as described below:

	Percentage	Total
Name & Title	Bonus	Bonus
Emanuel J. Eads, President and Chief Executive Officer	100%	$550,000
Jeff Heavrin, Chief Financial Officer	100%	$275,000
Greg Stormberg, Executive Vice President	25%	$90,000
James Bond, Executive Vice President	20%	$90,000

Carell Agreement.
On February 20, 2007, with the Equity Sponsors’ consent and approval, the Special Committee approved an Agreement with Monroe J. Carell, Jr, the Executive Chairman as a material inducement to Mr. Carell entering into the Voting Agreement, but contingent on the closing of the Merger. The Agreement interprets and modifies Mr. Carell’s compensation arrangement with the Company and included the following:
•	Effective as of the closing of the Merger, Mr. Carell shall resign as Executive Chairman of the Company’s Board of Directors and shall resign as a member of the Company’s Board of Directors. Such resignation shall be deemed to be a termination for “Good Reason” for purposes of Mr. Carell’s Employment Agreement which will entitle Mr. Carell to the payments referred to in the Employment Agreement. For purposes of calculating such payments, Mr. Carell’s “Base Salary” shall be deemed to be Eight Hundred Forty-Five Thousand Dollars ($845,000).

•	Mr. Carell shall waive, effective upon the closing of the Merger, the right in his Employment Agreement which provides that upon the termination of Mr. Carell’s employment with the Company for “Good Reason,” he will be entitled to be paid up to Twenty-Five Thousand Dollars ($25,000) for outplacement assistance.

•	Mr. Carell’s Revised Deferred Compensation Agreement contains certain post-termination non-compete and non-solicitation covenants. Effective upon the closing of the Merger, the non-compete and non-solicitation provisions in the Revised Deferred Compensation Agreement are amended and restated primarily to (i) fix the term of the non-compete at twelve (12) months, (ii) clarify the consulting services that Mr. Carell can provide without violating the non-compete and (iii) allow Mr. Carell the right to acquire parking assets without offering the Company a right of first refusal to operate such assets.

•	For a period of two weeks following the closing of the Merger, Mr. Carell shall be entitled to the continued use of the Company office he is using at the time of his resignation. Thereafter, the Company will relocate Mr. Carell to reasonably equivalent office space selected by Mr. Carell. Through September 30, 2012, the Company will pay the rental fees for such new office space and the base salary for Mr. Carell’s secretary.

•	The Company shall reimburse Mr. Carell for all actual and reasonable legal, tax, and accounting fees and expenses incurred after February 14, 2007 by Mr. Carell, his immediate family members, and the trusts created by Mr. Carell which are associated with the sale of their interests in the Company in connection with the Merger.

•	Effective upon the closing of the Merger, the Company shall pay Mr. Carell the net present value of the monthly consulting fees currently provided for in the Revised Deferred Compensation Agreement.

•	Following the closing of the Merger, the Company shall permit Mr. Carell, his spouse, his lineal descendants and their spouses to continue to park their personal vehicles in any Company parking facility free of charge during Mr. Carell’s lifetime.

•	The Company shall take such actions as necessary to effect certain changes to the existing split-dollar life insurance policies on the life of Mr. Carell which will limit the Company’s recovery under such policies to the current cash value of the policies plus certain future premium payments to be made by the Company.
Item 7.01 Regulation FD Disclosure.
On February 21, 2007 the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Forward Looking Statements
This Report contains historical and forward-looking information. The words “possible,” “may,” “guidance,” “looking ahead,” “expectations,” “plan,” “assumptions,” “estimates,” “anticipates,” “goal,” “outlook,” “intend,” “plan,” “continue to expect,” “should,” “believe,” “project,” “objective,” “outlook,” “forecast,” “will likely result,” or “will continue” and similar expressions identify forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the merger agreement; the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger, the failure of the private equity partners to obtain the necessary debt financing set forth in commitment letter received in connection with the merger, risks that the proposed merger disrupts current plans, operations, contracts or business relationships, the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger, the Company’s ability to implement its strategic plan, maintain reduced operating costs, reduce indebtedness and sell real estate at projected values as well as continued improvement in same store sales, which is dependent on general economic conditions and office occupancy rates; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company’s ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company’s ability to comply with the terms of the Company’s credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; acts of war or terrorism; changes in demand due to weather patterns and special events including sports events and strikes; higher premium and claims costs relating to the Company’s insurance programs, including medical, liability and workers’ compensation; the Company’s ability to renew and obtain performance and surety bonds on favorable terms; the impact of claims and litigation; and increased regulation or taxation of parking operations and real estate.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended September 30, 2006, on Form 10-Q for the quarter ended December 31, 2006, filed with the Securities and Exchange Commission and in other filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits
(c) Exhibits

Number	Exhibit
2.1	Agreement and Plan of Merger dated as of February 20, 2007 by and among KCPC Holdings, Inc., a Delaware corporation, KCPC Acquisition, Inc., a Tennessee corporation, and Central Parking Corporation, a Tennessee corporation

10.1	Agreement executed as of February 20, 2007 by and between Monroe J. Carell, Jr. and Central Parking Corporation, a Tennessee corporation.

10.2	Form of Voting Agreement

99.1	Press Release dated February 21, 2007.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.
SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Parking Corporation
/s/ Benjamin F. Parrish, Jr.
Benjamin F. Parrish, Jr.
Senior Vice President and General Counsel

Date: February 21, 2007

Exhibit Index
Exhibit No.

2.1	Agreement and Plan of Merger dated as of February 20, 2007 by and among KCPC Holdings, Inc., a Delaware corporation, KCPC Acquisition, Inc., a Tennessee corporation, and Central Parking Corporation, a Tennessee corporation.

10.1	Agreement executed as of February 20, 2007 by and between Monroe J. Carell, Jr. and Central Parking Corporation, a Tennessee corporation.

10.2	Form of Voting Agreement

99.1	Press release dated February 21, 2007.